Exhibit 99.1

Immersion Corporation Reports First Quarter of Fiscal 2027 Results

GAAP Net Income Attributable to Immersion Stockholders of $4.9 million or $0.17 per diluted share

Non-GAAP Net Income Attributable to Immersion Stockholders of $16.6 million or $0.50 per diluted share

AVENTURA, FL, September 14, 2026 – Immersion Corporation (“Immersion”, the “Company”, “we”, “us” or “our”) (Nasdaq: IMMR), a premier licensing company of technologies for haptics, reported financial results for the first quarter of its fiscal year ending April 30, 2027 (“Fiscal 2027”).

First Quarter of Fiscal 2027 Consolidated Financial Summary(1):

•
Total revenues of $294.4 million for the three months ended July 31, 2026, compared to $292.0 million for the three months ended July 31, 2025.
•
GAAP Operating expenses were $80.4 million for the three months ended July 31, 2026, compared to $84.8 million for the three months ended July 31, 2025. Non-GAAP Operating expenses were $68.7 million for the three months ended July 31, 2026, compared to $66.9 million for the three months ended July 31, 2025.
•
GAAP Net income (loss) attributable to Immersion stockholders was $4.9 million, or $0.17 per diluted share for the three months ended July 31, 2026, compared to $(0.9) million, or $(0.03) per diluted share, for the three months ended July 31, 2025.
•
Non-GAAP Net income (loss) attributable to Immersion stockholders was $16.6 million, or $0.50 per diluted share, for the three months ended July 31, 2026, compared to $16.9 million, or $0.52 per diluted share, for the three months ended July 31, 2025.

(1) On June 10, 2024, the Company closed certain transactions with Barnes & Noble Education, Inc. (“Barnes & Noble Education”). As part of the transactions, the Company acquired 42% of all outstanding common shares of Barnes & Noble Education, as well as control over Barnes & Noble Education through the five Immersion-appointed board seats. As of July 31, 2026, Immersion’s stock ownership had reduced to 32.3% as a result of additional issuances of Barnes & Noble Education’s common stock to noncontrolling stockholders. The financial information presented in this press release includes the consolidated financial information of Barnes & Noble Education for the fiscal three months ended July 31, 2026 and 2025. The Company owns approximately 11.2 million shares of Barnes & Noble Education’s common stock.

Eric Singer, Chairman and Chief Executive Officer, stated, “Our fiscal year is off to a strong start. While financial performance can be lumpy, we continue to be focused on executing against strategic initiatives that will drive long-term shareholder value.”

Immersion will distribute a quarterly dividend of $0.075 per share on October 30, 2026, to stockholders of record as of October 16, 2026. This will mark our sixteenth consecutive quarterly dividend.

About Immersion Corporation

Immersion Corporation (Nasdaq: IMMR) was incorporated in 1993 in California and reincorporated in Delaware in 1999.

The Company is a leading provider of touch feedback technology, also known as haptics. The Company accelerates and scales haptic experiences by providing haptic technology for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. Learn more at www.immersion.com.

On June 10, 2024, we acquired a controlling interest in Barnes & Noble Education. Barnes & Noble Education is a contract operator of physical and virtual bookstores for college and university campuses and K-12 institutions across the United States. Barnes & Noble Education is also a textbook wholesaler and inventory management hardware and software provider. Barnes & Noble Education operates physical, virtual, and custom bookstores, delivering essential educational content, tools, and general merchandise within a dynamic omnichannel retail environment.

Use of Non-GAAP Financial Measures

The Company reports all required financial information in accordance with generally accepted accounting principles (“GAAP”), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. The Company discloses certain non-GAAP information, such as Non-GAAP Net income (loss) attributable to Immersion stockholders, Non-GAAP Net income (loss) per diluted common share attributable to Immersion stockholders, and Non-GAAP Operating expenses because it is useful in understanding the Company’s performance as it excludes certain non-cash expenses like stock-based compensation, depreciation and amortization expense, impairment loss, other (income) expense, and other nonrecurring charges that many investors feel may obscure the Company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release.

Forward-looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, including but not limited to statements about the Company’s focus on protecting its intellectual property, either through the execution of new or renewal of license agreements or by proactive enforcement continuing to pursue thoughtful capital allocation to increase long-term stockholder value, and the timing of any dividend payments.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the inability to predict the outcome of any litigation, the costs associated with any litigation and the risks related to our business, both direct and indirect, of initiating litigation, unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate; delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for fiscal 2026 as filed with the U.S. Securities and Exchange Commission (the “SEC”), and Barnes & Noble Education’s Annual Report on Form 10-K for its fiscal year ended May 2, 2026 as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and the Company does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. All the other trademarks are the property of their respective owners. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

IMMERSION CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands)	July 31, 2026	April 30, 2026
ASSETS
Immersion
Cash and cash equivalents	$167,000	$129,868
Investments – current	34,698	42,168
Accounts receivable, net	4,694	2,112
Prepaid expenses and other current assets	10,407	16,540
	216,799	190,688
Barnes & Noble Education
Cash and cash equivalents	7,806	8,418
Accounts receivables, net	176,686	116,526
Merchandise inventories, net	366,296	298,347
Textbook rental inventories, net	5,844	27,035
Prepaid expenses and other current assets	37,237	34,138
	593,869	484,464
Total Current Assets	810,668	675,152
Immersion
Property and equipment, net	43	57
Long-term deposits	185	188
Other assets – noncurrent	12,988	19,917
	13,216	20,162
Barnes & Noble Education
Property and equipment, net	61,724	68,160
Intangible assets, net	86,771	87,733
Goodwill	69,162	69,162
Operating lease right-of-use assets	125,536	122,238
Other assets – noncurrent	9,437	9,735
	352,630	357,028
Total Assets	$1,176,514	$1,052,342

IMMERSION CORPORATION

CONSOLIDATED BALANCE SHEETS

(In thousands except share and per share data)	July 31, 2026	April 30, 2026
LIABILITIES AND STOCKHOLDERS’ EQUITY
Immersion
Accounts payable	$63	$16
Accrued compensation	1,189	41
Deferred revenue – current	2,925	2,926
Other current liabilities	23,169	12,379
	27,346	15,362
Barnes & Noble Education
Accounts payable	210,999	135,564
Accrued liabilities	62,703	64,522
Deferred revenue – current	10,133	10,419
Operating lease liabilities – current	67,971	67,484
	351,806	277,989
Total Current Liabilities	379,152	293,351
Immersion
Deferred revenue – noncurrent	2,133	2,864
Deferred income taxes – noncurrent	12,758	14,177
Other long-term liabilities	12,138	11,726
	27,029	28,767
Barnes & Noble Education
Deferred income taxes – noncurrent	981	2,225
Operating lease liabilities – noncurrent	81,353	84,197
Deferred revenue – noncurrent	2,689	2,774
Other long-term liabilities	2,574	2,623
Long-term borrowings	123,500	71,000
	211,097	162,819
Total Liabilities	617,278	484,937
Commitments and contingencies (Note 16)
Stockholders’ Equity:
Common stock – $0.001 par value; 100,000,000 shares authorized; 50,476,158 and 33,197,541 shares issued and outstanding, respectively, at July 31, 2026; 50,374,852 and 33,125,749 shares issued and outstanding, respectively, at April 30, 2026	50	50
Additional paid-in capital	379,325	379,644
Accumulated other comprehensive income (loss)	122	122
Accumulated earnings (deficit)	33,515	31,165
Treasury stock: 17,278,617 and 17,249,103 shares as of July 31, 2026 and April 30, 2026, respectively, at cost	(114,020)	(113,816)
Total Stockholders' Equity Attributable to Immersion Corporation Stockholders	298,992	297,165
Noncontrolling interest in consolidated subsidiaries	260,244	270,240
Total Stockholders' Equity	559,236	567,405
Total Liabilities and Stockholders’ Equity	$1,176,514	$1,052,342

IMMERSION CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended July 31,
(In thousands except share and per share data)	2026	2025
REVENUES
Immersion
Royalty and license	$3,804	$3,872
Barnes & Noble Education
Product and other	276,859	274,179
Rental	13,736	13,981
	290,595	288,160
Total revenues	294,399	292,032

COST OF SALES (excludes depreciation and amortization expense)
Barnes & Noble Education
Product and other cost of sales	227,250	226,174
Rental cost of sales	6,765	7,420
Total cost of sales	234,015	233,594
OPERATING EXPENSES
Immersion
Selling and administrative expenses	3,498	3,695
Barnes & Noble Education
Selling and administrative expenses	67,316	67,805
Depreciation and amortization expense	10,204	10,397
Other (income) expense	(652)	2,896
	76,868	81,098
Total operating expenses	80,366	84,793
Operating Income (Loss)	(19,982)	(26,355)
Interest and other income (expense), net	15,099	7,741
Interest expense	1,802	2,829
Income (Loss) Before Income Taxes	(6,685)	(21,443)
Income tax benefit (expense)	2,130	7,727
Net Income (Loss)	(4,555)	(13,716)
Less: Net income (loss) attributable to noncontrolling interest	(9,431)	(12,786)
Net Income (Loss) Attributable to Immersion Stockholders	$4,876	$(930)

Earnings (Loss) Per Common Share Attributable to Immersion Stockholders
Basic	$0.17	$(0.03)
Diluted	$0.17	$(0.03)
Weighted-Average Common Shares Outstanding
Basic	33,153	32,615
Diluted	33,303	32,615

Immersion Corporation

Reconciliation of GAAP Net Income (Loss) Attributable to Immersion Stockholders to Non-GAAP Net Income (Loss) Attributable to Immersion Stockholders

(In thousands, except per share amounts) (Unaudited)

	Three Months Ended July 31,
	2026	2025
GAAP Net income (loss) attributable to Immersion stockholders (1)	$4,876	$(930)
Adjustments to GAAP Net income (loss) attributable to Immersion stockholders:
Stock-based compensation	2,038	4,478
Depreciation and amortization expense	10,204	10,397
Other (income) expense	(652)	2,896
Incremental operating costs incurred due to BNED acquisition	71	48
Other nonrecurring charges	14	33
Non-GAAP Net Income (Loss) Attributable to Immersion Stockholders	$16,551	$16,922
Non-GAAP Net Income (Loss) Per Diluted Common Share Attributable to Immersion Stockholders	$0.50	$0.52
Weighted-Average Common Shares Outstanding - Diluted	33,303	32,615

(1) The financial information presented includes the consolidated financial information of Barnes & Noble Education for the three months ended July 31, 2026 and 2025. For purposes of these consolidated financial statements, the results of Barnes & Noble Education herein have been aligned to the Company’s reporting periods.

Immersion Corporation

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses

(In thousands)

(Unaudited)

	Three Months Ended July 31,
	2026	2025
GAAP Operating expenses (1)	$80,366	$84,793
Adjustments to GAAP Operating expenses:
Stock-based compensation	(2,038)	(4,478)
Depreciation and amortization expense	(10,204)	(10,397)
Other (income) expense	652	(2,896)
Incremental operating costs incurred due to BNED acquisition	(71)	(48)
Other nonrecurring charges	(14)	(33)
Non-GAAP Operating expense	$68,691	$66,941

(1) The financial information presented includes the consolidated financial information of Barnes & Noble Education for the three months ended July 31, 2026 and 2025. For purposes of these consolidated financial statements, the results of Barnes & Noble Education herein have been aligned to the Company’s reporting periods.

Investor Contact:

J. Michael Dodson

Immersion Corporation

mdodson@immersion.com